UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 7, 2011 (March 1, 2011)

GENERAL DYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-3671	13-1673581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2941 Fairview Park Drive, Suite 100, Falls Church, Virginia		22042-4513
(Address of Principal Executive Offices)		(Zip Code)

(703) 876-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Effective March 1, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved 2010 bonus payments to the Company’s named executive officers and certain other officers of the Company and its subsidiaries. The following bonus payments to the named executive officers were approved by the Committee:

Name and Principal Position	2010 Bonus Amount

Jay L. Johnson Chairman and Chief Executive Officer	$3,100,000

L. Hugh Redd Senior Vice President and Chief Financial Officer	$950,000

Gerard J. DeMuro Executive Vice President, Information Systems and Technology	$950,000

Charles M. Hall (1) Former Executive Vice President, Combat Systems	$325,000

(1)	Mr. Hall retired from the Company effective May 1, 2010.

The other named executive officers identified in the Company’s 2010 proxy statement (Nicholas D. Chabraja and David A. Savner) were not eligible for 2010 bonuses due to their retirements from the Company in June 2009 and December 2009, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL DYNAMICS CORPORATION

by	/s/ Jason W. Aiken
Jason W. Aiken Vice President and Controller (Authorized Officer and Chief Accounting Officer)

Dated: March 7, 2011